Exhibit (p)(3)

                             BACK BAY ADVISORS, L.P.
                                 CODE OF ETHICS

                              Adopted April 1, 2000

This is the Code of Ethics of Back Bay Advisors, L.P. (the "Firm").


THINGS YOU NEED TO KNOW TO USE THIS CODE
----------------------------------------

     1. Terms in BOLDFACE TYPE have special meanings as used in this Code. To understand the Code, you need to read the definitions of these terms. The definitions are at the end of the Code.

     2. To understand what parts of this Code apply to you, you need to know whether you fall into one of these categories:

                O       ACCESS PERSON

                O       INVESTMENT PERSON

If you don't know, ask the Compliance Officer.

     Currently all employees of the Firm are designated as INVESTMENT PERSONS. If you have any questions regarding this policy, ask the COMPLIANCE OFFICER. With respect to the provisions detailed below, the Code Officer has the authority to act on behalf of the Compliance Officer.

     This Code has three sections:

                 Part I --  Applies to All Personnel

                 Part I --  Applies to ACCESS PERSONS and INVESTMENT PERSONS

                 Part II -- Definitions


     There are also three Reporting Forms that ACCESS PERSONS have to fill out under this Code. You can get copies of the Reporting Forms from the COMPLIANCE OFFICER.

     NOTE: If you are an INVESTMENT PERSON, you are automatically an ACCESS PERSON too, so you must comply with both the ACCESS PERSON provisions and the INVESTMENT PERSON provisions.


     By SEC rule, all the members of the board of directors of the Firm's general partner, Back Bay Advisors, Inc. ("BBA Inc.") are ACCESS PERSONS, even those who aren't employees of the Firm. So all board members are subject to both
Part I and Part II of this Code.


     3. The Compliance Officer has the authority to grant written waivers of the provisions of this Code in appropriate instances. However:


        o the Firm expects that waivers will be granted only in rare instances, and

        o some provisions of the Code are mandated by SEC rule and cannot be waived.

 PART I--APPLIES TO ALL PERSONNEL (INCLUDING ALL MEMBERS OF THE BBA INC. BOARD)
 ------------------------------------------------------------------------------

A.  GENERAL PRINCIPLES--THESE APPLY TO ALL PERSONNEL (INCLUDING ALL
-------------------------------------------------------------------
BBA INC. BOARD MEMBERS)
-----------------------


     The Firm is a fiduciary for its investment advisory and sub-advisory clients. Because of this fiduciary relationship, it is generally improper for the Firm or its personnel to

        o       use for their own benefit  (or the benefit of anyone  other than
                the   client)   information   about  the   Firm's   trading   or
                recommendations for client accounts; or

        o take advantage of investment opportunities that would otherwise be available for the Firm's clients.

     Also, as a matter of business policy, the Firm wants to avoid even the appearance that the Firm, its personnel or others receive any improper benefit from information about client trading or accounts, or from our relationships with our clients or with the brokerage community.

     The Firm expects all personnel to comply with the spirit of the Code, as well as the specific rules contained in the Code.


     The Firm treats violations of this Code (including violations of the spirit of the Code) very seriously. If you violate either the letter or the spirit of this Code, the Firm might impose penalties or fines, cut your compensation, demote you, require disgorgement of trading gains, impose a ban on one's personal trading, suspend or terminate your employment.

     Improper trading activity can constitute a violation of this Code. But you can also violate this Code by failing to file required reports in a timely manner, or by making inaccurate or misleading reports or statements concerning trading activity or securities accounts. Your conduct can violate this Code even if no clients are harmed by your conduct.

     If you have any doubt or uncertainty about what this Code requires or permits, you should ask the COMPLIANCE OFFICER. Don't just guess at the answer.


B.  GIFTS TO OR FROM BROKERS, CLIENTS OR OTHERS--THIS APPLIES TO ALL
--------------------------------------------------------------------
PERSONNEL (INCLUDING ALL BBA INC. BOARD MEMBERS)
------------------------------------------------


     No personnel may accept or receive on their own behalf or on behalf of the Firm any gift or other accommodations from a vendor, broker, securities salesman, client or prospective client (a "business contact") that might create a conflict of interest or interfere with the impartial discharge of such personnel's responsibilities to the Firm or its clients or place the recipient or the Firm in a difficult or embarrassing position. This prohibition applies equally to gifts to members of the FAMILY/HOUSEHOLD of firm personnel.


     No personnel may give or receive on their own behalf or on behalf of the Firm any gift or other accommodation to a business contact that may be construed as an improper attempt to influence the recipient.

     In no event should gifts to or from any one business contact have a value that exceeds the annual limitation on the dollar value of gifts established by the Compliance Officer from time to time (currently $100).

     These policies are not intended to prohibit normal business entertainment such as meals or tickets to sporting events or the theatre. PLEASE NOTE THAT BUSINESS ENTERTAINMENT IS DIFFERENT THAN GIVING OR RECEIVING GIFTS. IF YOU ARE UNSURE WHETHER SOMETHING IS A GIFT OR BUSINESS ENTERTAINMENT, ASK THE COMPLIANCE OFFICER.

C.  SERVICE ON THE BOARD OR AS AN OFFICER OF ANOTHER COMPANY--THIS APPLIES TO
-----------------------------------------------------------------------------
ALL PERSONNEL (INCLUDING ALL BOARD MEMBERS)
-------------------------------------------


     To avoid conflicts of interest, inside information and other compliance and business issues, the Firm prohibits all its employees from serving as officers or members of the board of any other entity, except with the advance written approval of the Firm. Approval must be obtained through the COMPLIANCE OFFICER, and will ordinarily require consideration by senior officers or the board of the Firm. The Firm can deny approval for any reason. This prohibition does not apply to service as an officer or board member of any parent or subsidiary of the Firm nor does it apply to members of the Firm's board who are not employees of the Firm.


            PART II--APPLIES TO ACCESS PERSONS AND INVESTMENT PERSONS
            ---------------------------------------------------------

A.  REPORTING REQUIREMENTS--THESE APPLY TO ALL ACCESS PERSONS (INCLUDING
------------------------------------------------------------------------
ALL INVESTMENT PERSONS AND ALL MEMBERS OF THE FIRM'S BOARD)
-----------------------------------------------------------

NOTE: One of the most complicated parts of complying with this Code is understanding what holdings, transactions and accounts you must report and what accounts are subject to trading restrictions. For example, accounts of certain members of your family and household are covered, as are certain categories of trust accounts, certain investment pools in which you might participate, and certain accounts that others may be managing for you. To be sure you understand what holdings, transactions and accounts are covered, it is essential that you carefully review the definitions of COVERED SECURITY, FAMILY/HOUSEHOLD and BENEFICIAL OWNERSHIP in the "Definitions" section at the end of this Code.

ALSO: YOU MUST FILE THE REPORTS DESCRIBED BELOW, EVEN IF YOU HAVE NO HOLDINGS, TRANSACTIONS OR ACCOUNTS TO LIST IN THE REPORTS.


     1. INITIAL HOLDINGS REPORTS. No later than 10 days after you become an ACCESS PERSON, you must file with the COMPLIANCE OFFICER a Holdings Report on Form A (copies of all reporting forms are available from the COMPLIANCE OFFICER). However, for the initial conversion to the new code, personnel who are ACCESS PERSONS as of the date this Code goes into effect (April 1, 2000) must file an Initial Holdings Report as of March 31, 2000 on Form A with the COMPLIANCE OFFICER by April 30, 2000.

     Form A requires you to list all COVERED SECURITIES in which you (or members of your FAMILY/HOUSEHOLD) have BENEFICIAL OWNERSHIP. It also requires you to list all brokers, dealers and banks where you maintained an account in which any securities (not just COVERED SECURITIES) were held for the direct or indirect benefit of you or a member of your FAMILY/HOUSEHOLD on the date you became an ACCESS PERSON. If you are an ACCESS PERSON on the date this Code goes into effect, such list due by April 30, 2000 for the period ending March 31, 2000.

     Form A also requires you to confirm that you have read and understand this Code, that you understand that it applies to you and members of your FAMILY/HOUSEHOLD and that you understand that you are an ACCESS PERSON and, if applicable, an INVESTMENT PERSON under the Code.

     2. QUARTERLY TRANSACTION REPORTS. No later than 10 days after the end of March, June, September and December each year, you must file with the COMPLIANCE OFFICER a Quarterly Transactions Report on Form B.

     Form B requires you to report all transactions during the most recent calendar quarter in COVERED SECURITIES, where you (or a member of your FAMILY/HOUSEHOLD) had BENEFICIAL OWNERSHIP. It also requires you to either confirm or amend your complete list of all brokers, dealers and banks where you or a member of your FAMILY/HOUSEHOLD established an account in which any securities (not just COVERED SECURITIES) were held during the quarter for the direct or indirect benefit of you or a member of your FAMILY/HOUSEHOLD.

     3. ANNUAL HOLDINGS REPORTS. By January 30 of each year, you must file with the COMPLIANCE OFFICER an Annual Holdings Report on Form C as of December 31.

     Form C requires you to list all COVERED SECURITIES in which you (or a member of your FAMILY/HOUSEHOLD) had BENEFICIAL OWNERSHIP as of December 31. It also requires you to list all brokers, dealers and banks where you or a member of your FAMILY/HOUSEHOLD maintained an account in which any securities (not just COVERED SECURITIES) were held for the direct or indirect benefit of you or a member of your FAMILY/HOUSEHOLD on December 31.


     Form C also includes requires you to confirm that you have read and understand this Code, that you understand that it applies to you and members of your FAMILY/HOUSEHOLD and that you understand that you are an ACCESS PERSON and, if applicable, an INVESTMENT PERSON under the Code.


     4. DUPLICATE CONFIRMATION STATEMENTS. If you or any member of your FAMILY/HOUSEHOLD have a securities account with any broker, dealer or bank, you or your FAMILY/HOUSEHOLD member must direct that broker, dealer or bank to send, directly to the Firm's COMPLIANCE

OFFICER, contemporaneous duplicate copies of all transaction confirmation statements and all account statements relating to that account.


B.  TRANSACTION RESTRICTIONS--THESE APPLY TO ALL ACCESS PERSONS (INCLUDING
--------------------------------------------------------------------------
ALL INVESTMENT PERSONS), EXCEPT MEMBERS OF THE FIRM'S BOARD WHO ARE NOT
-----------------------------------------------------------------------
EMPLOYEES OF THE FIRM
---------------------


     1. PRECLEARANCE. You and members of your FAMILY/HOUSEHOLD are prohibited from engaging in any transaction in a COVERED SECURITY for any account in which you or a member of your FAMILY/HOUSEHOLD has any BENEFICIAL OWNERSHIP, unless you obtain, in advance of the transaction, written preclearance for that transaction from the COMPLIANCE OFFICER.


     ONCE OBTAINED, A PRECLEARANCE IS ONLY VALID FOR THE DAY IT IS GRANTED. The COMPLIANCE OFFICER may revoke a preclearance any time after it is granted and before you execute the transaction. The COMPLIANCE OFFICER may deny or revoke preclearance for any reason. In no event will preclearance be granted for any COVERED SECURITY if, to the knowledge of the COMPLIANCE OFFICER, the Firm has a buy or sell order pending for that same security or a closely related security (such as an option relating to that security, or a related convertible or exchangeable security).

     2. INITIAL PUBLIC OFFERINGS AND PRIVATE PLACEMENTS. Neither you nor any member of your FAMILY/HOUSEHOLD may acquire any BENEFICIAL OWNERSHIP in any COVERED SECURITY in an initial public offering. However, private placements may be acquired with the specific, advance written approval of the COMPLIANCE OFFICER, which the COMPLIANCE OFFICER may deny for any reason. In addition, the COMPLIANCE OFFICER shall retain a record of the approval of, and the rationale supporting any acquisition by investment personnel in private placements.

     3. PROHIBITION ON SHORT-TERM TRADING. Neither you nor any member of your FAMILY/HOUSEHOLD may purchase and sell at a profit, or sell and purchase, a COVERED SECURITY (or any closely related security, such as an option or a related convertible or exchangeable security) within any period of 60 calendar days. If any such transactions occur, the Firm will require any profits from the transactions to be disgorged for donation by the Firm to charity.

C.  15-DAY BLACKOUT PERIOD--THIS APPLIES TO ALL ACCESS PERSONS (INCLUDING ALL
-----------------------------------------------------------------------------
INVESTMENT PERSONS), EXCEPT MEMBERS OF THE FIRM'S BOARD WHO ARE NOT EMPLOYEES
-----------------------------------------------------------------------------
OF THE FIRM
-----------

     No ACCESS PERSON (including any member of the FAMILY/HOUSEHOLD of such ACCESS PERSON) may purchase or sell any COVERED SECURITY within the seven calendar days immediately before or after a calendar day on which any client account managed by the Firm purchases or sells that COVERED SECURITY (or any closely related security, such as an option or a related convertible or exchangeable security), unless the ACCESS PERSON had no actual knowledge that the COVERED SECURITY (or any closely related security) was being considered for purchase or sale for any client account. If any such transactions occur, the Firm will generally require any profits from the transactions to be disgorged for donation by the Firm to charity. Note that the total blackout period is 15 days (the day of the client trade, plus seven days before and seven days after).

NOTE: It sometimes happens that an INVESTMENT PERSON who is responsible for making investment recommendations or decisions for client accounts (such as a portfolio manager or analyst) determines--within the seven calendar days after the day he or she (or a member of his or her FAMILY/HOUSEHOLD) has purchased or sold for his or her own account a COVERED SECURITY that was not, to the INVESTMENT PERSON'S knowledge, then under consideration for purchase by any client account--that it would be desirable for client accounts as to which the INVESTMENT PERSON is responsible for making investment recommendations or decisions to purchase or sell the same COVERED SECURITY (or a closely related security). In this situation, the INVESTMENT PERSON MUST put the clients' interests first, and promptly make the investment recommendation or decision in the clients' interest, rather than delaying the recommendation or decision for clients until after the seventh day following the day of the transaction for the INVESTMENT PERSON'S (or FAMILY/HOUSEHOLD member's) own account to avoid conflict with the blackout provisions of this Code. The Firm recognizes that this situation may occur in entire good faith, and will not require disgorgement of profits in such instances if it appears that the INVESTMENT PERSON acted in good faith and in the best interests of the Firm's clients.

D.  EXEMPT TRANSACTIONS
-----------------------

     The preclearance requirements, prohibitions on short term trading and the 15 day blackout period do not apply to the following categories of transactions:

        o       Transactions  in  securities  guaranteed  by the  United  States
                Government, or any securities issued or guaranteed by its agencies or instrumentalities thereof.

        o       Transactions in any registered open-end mutual fund.

        o Transactions in common or preferred stocks of a class that is publicly-traded, issued by a company with a stock market capitalization of at least $10 billion U.S. dollars (or the equivalent in foreign currency).

        o Transactions in futures and options contracts on interest rate instruments or indexes, and options on such contracts.

        o Transactions that occur by operation of law or under any other circumstance in which neither the ACCESS PERSON nor any member of his or her FAMILY/HOUSEHOLD exercises any discretion to buy or sell or makes recommendations to a person who exercises such discretion.

        o Purchases pursuant to the exercise of rights issued pro rata to all holders of the class of COVERED SECURITIES held by the ACCESS PERSON (or FAMILY/HOUSEHOLD member) and received by the ACCESS PERSON (or FAMILY/HOUSEHOLD member) from the issuer.

        o       Purchases  of  COVERED  SECURITIES   pursuant  to  an  automatic
                dividend reinvestment plan.

                                   DEFINITIONS
                                   -----------

        These terms have special meanings in this Code of Ethics:

                                  ACCESS PERSON
                              BENEFICIAL OWNERSHIP
                               COMPLIANCE OFFICER
                                COVERED SECURITY
                                FAMILY/HOUSEHOLD
                                 GENERAL PARTNER
                             INITIAL PUBLIC OFFERING
                                INVESTMENT PERSON
                                PRIVATE PLACEMENT


     The special meanings of these terms as used in this Code of Ethics are explained below. Some of these terms (such as "beneficial ownership") are sometimes used in other contexts, not related to Codes of Ethics, where they have different meanings. For example, "beneficial ownership" has a different meaning in this Code of Ethics than it does in the SEC's rules for proxy statement disclosure of corporate directors' and officers' stockholdings, or in determining whether an investor has to file 13D or 13G reports with the SEC.

        IMPORTANT:   IF  YOU  HAVE  ANY  DOUBT  OR  QUESTION  ABOUT  WHETHER  AN
        INVESTMENT, ACCOUNT OR PERSON IS COVERED BY ANY OF THESE DEFINITIONS, ASK THE COMPLIANCE OFFICER. DON'T JUST GUESS AT THE ANSWER.


ACCESS PERSON means access person as defined in Rule 17j-1 under the Investment Company Act, as amended from time to time. Currently this includes:

        o Every member of the board of directors of the Firm's general partner, BBA Inc., even those board members that are not employees of the Firm


        o       Every officer of the Firm


        o Every employee of the Firm (or of any company that directly or indirectly has a 25% or greater interest in the Firm) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of a COVERED SECURITY for any client account, or whose functions relate to the making of any recommendations with respect to such purchases and sales.

BENEFICIAL OWNERSHIP means beneficial ownership as defined in Rule 17j-1 under the Investment Company Act, as amended from time to time. Currently this means: any opportunity, directly or indirectly, to profit or share in the profit from any transaction in securities. BENEFICIAL OWNERSHIP is a very broad concept. Some examples of forms of BENEFICIAL OWNERSHIP include:

        o       securities held in a person's own name, or that are held for the
                person's   benefit  in  nominee,   custodial  or  "street  name"
                accounts.

        o securities owned by or for a partnership in which the person is a general partner (whether the ownership is under the name of that partner, another partner or the partnership or through a nominee, custodial or "street name" account).

        o securities that are being managed for a person's benefit on a discretionary basis by an investment adviser, broker, bank, trust company or other manager, UNLESS the securities are held in a "blind trust" or similar arrangement under which the person is prohibited by contract from communicating with the manager of the account and the manager is prohibited from disclosing to the person what investments are held in the account. (Just putting securities into a discretionary account is not enough to remove them from a person's BENEFICIAL OWNERSHIP. This is because, unless the arrangement is a "blind trust," the owner of the account can still communicate with the manager about the account and potentially influence the manager's investment decisions.)

        o       securities in a person's individual retirement account.

        o securities in a person's account in a 401(k) or similar retirement plan, even if the person has chosen to give someone else investment discretion over the account.

        o securities owned by a trust of which the person is either a TRUSTEE or a BENEFICIARY.

        o securities owned by a corporation, partnership or other entity that the person controls (whether the ownership is under the name of that person, under the name of the entity or through a nominee, custodial or "street name" account).

        o securities that are traded on behalf of an investment club of which an ACCESS PERSON is a club member or which a member of your FAMILY/HOUSEHOLD is a member.


This is not a complete list of the forms of ownership that could constitute BENEFICIAL OWNERSHIP for purposes of this Code. You should ask the COMPLIANCE OFFICER if you have any questions or doubts at all about whether you or a member of your FAMILY/HOUSEHOLD would be considered to have BENEFICIAL OWNERSHIP in any particular situation.


COMPLIANCE OFFICER means the compliance officer of the Firm or another person that he or she has designated to perform the functions of Compliance Officer. For purposes of reviewing the Compliance Officer's own transactions and reports under this Code, the functions of the Compliance Officer are performed by an individual appointed by the GENERAL PARTNER.

COVERED SECURITY means a covered security as defined in Rule 17j-1 under the Investment Company Act, as amended from time to time. Currently this means: anything that is considered a "security" under the Investment Company Act of 1940, EXCEPT:


        o       Direct obligations of the U.S. Government.

        o Bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt obligations, including repurchase agreements.

        o Shares of OPEN-END investment companies that are registered under the Investment Company Act (mutual funds).

COVERED SECURITY is a very broad definition of security. It includes most kinds of investment instruments, including things that you might not ordinarily think of as "securities," such as:


        o       options on securities, on indexes and on currencies.

        o       investments in all kinds of limited partnerships.

        o       investments in foreign unit trusts and foreign mutual funds.

        o       investments  in  private   investment  funds,  hedge  funds  and
                investment clubs.

If you have any question or doubt about whether an investment is a considered a security or a COVERED SECURITY under this Code, ASK THE COMPLIANCE OFFICER.

Members of your FAMILY/HOUSEHOLD include:

        o Your spouse or domestic partner (unless he or she does not live in the same household as you and you do not contribute in any way to his or her support).

        o       Your children under the age of 18.

        o Your children who are 18 or older (if they live in the same household as you and you contribute in any way to their support).

        o Any of these people who live in your household: your stepchildren, grandchildren, parents, stepparents, grandparents,
                brothers,      sisters,       parents-in-law,       sons-in-law,
                daughters-in-law, brothers-in-law and sisters-in-law, including adoptive relationships.

        o Any individuals for which you are exercising investment control or are doing so on one's behalf.

Comment--There are a number of reasons why this Code covers transactions in which members of your FAMILY/HOUSEHOLD have BENEFICIAL OWNERSHIP.

First, the SEC regards any benefit to a person that you help support financially as indirectly benefiting you, because it could reduce the amount that you might otherwise need to contribute to that person's support. Second, members of your household could, in some circumstances, learn of information regarding the Firm's trading or recommendations for client accounts, and must not be allowed to benefit from that information.

GENERAL PARTNER means the Board of Directors of Back Bay Advisors, Inc.

INITIAL PUBLIC OFFERING ("IPO") means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of sections 13 or 15(d) of the Securities Exchange Act of 1934.


INVESTMENT PERSON means any employee of the Firm (or of any company that directly or indirectly has a 25% or greater interest in the Firm) who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of any securities (even if they're not COVERED SECURITIES) for any client account, or whose functions relate to the making of any recommendations with respect to purchases and sales; and any natural person who directly or indirectly has a 25% or greater interest in the Firm and obtains information concerning recommendations made to any client of the Firm regarding the purchase or sale of any securities (even if they're not COVERED SECURITIES) by the client.


PRIVATE PLACEMENT means a stock or bond that is not registered with the Securities & Exchange Commission and therefore cannot be sold in the public market.

                                       BACK BAY  ADVISORS, L.P. - CODE OF ETHICS

                        FORM A - INITIAL HOLDINGS REPORT

NOTE: THIS FORM MUST BE COMPLETED BY ALL ACCESS PERSONS AND FILED WITH THE COMPLIANCE OFFICER NO LATER THAN 10 DAYS AFTER BECOMING AN ACCESS PERSON UNDER BACK BAY ADVISORS' CODE OF ETHICS (the "CODE"). (PERSONNEL WHO WERE ACCESS PERSONS ON THE DATE THE CODE WENT INTO EFFECT MUST FILE A COMPLETED FORM A WITH THE COMPLIANCE OFFICER BY April 30, 2000.) TERMS IN BOLDFACE TYPE HAVE THE MEANINGS SET FORTH IN THE CODE.

Name of ACCESS PERSON:  ____________________________________________

Date I Became an ACCESS PERSON (the "Reporting Date"): ________________ (for personnel who were ACCESS PERSONS on the date the Code went into effect, the Reporting Date is March 31, 2000)

Date received by COMPLIANCE OFFICER:  ______________________________________

INITIAL CERTIFICATION:
----------------------

         I understand that for purposes of the Code I am classified as:

         [    ]  AN ACCESS PERSON

         [    ]  INVESTMENT PERSONNEL

INITIAL HOLDINGS REPORT (CHECK ONE OF THE FOLLOWING TWO BOXES):
---------------------------------------------------------------

[    ]  Neither  I,  nor  any  member  of my  FAMILY/HOUSEHOLD,  has  BENEFICIAL
        OWNERSHIP of any COVERED SECURITIES.

[    ]  Attached as APPENDIX A is a complete  list of all COVERED  SECURITIES in which I, and/or a member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP on the Reporting Date.

ACCOUNTS  WITH  BROKERS,  DEALERS  AND/OR BANKS (CHECK ONE OF THE  FOLLOWING TWO
--------------------------------------------------------------------------------
BOXES):
-------

[    ]  Neither  I, nor any  member  of my  FAMILY/HOUSEHOLD,  had,  as of the
        Reporting Date, any accounts with brokers, dealers or banks in which any securities (including securities which are not COVERED SECURITIES) are held, and with respect to which I, or any member of my FAMILY/HOUSEHOLD, has BENEFICIAL OWNERSHIP.

[    ]  All accounts that I, and/or any member of my FAMILY/HOUSEHOLD,  maintain with brokers, dealers or banks in which securities (including securities which are not COVERED SECURITIES) are held, and with respect to which I, and/or a member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP as of the Reporting Date are set forth below:

NAME(S) AND ADDRESS(ES)
-----------------------
OF INSTITUTION(S)          ACCOUNT NUMBER(S)                 NAME(S) ON ACCOUNT
-------------------------------------------------------------------------------





        All information provided in this Form A is true and complete to the best of my knowledge.

        I have read the Code, and will keep a copy for future reference. I understand my responsibilities under the Code and agree to comply with all of its terms and conditions. In particular, I understand that the Code applies to me and to all investments in which I have BENEFICIAL OWNERSHIP, as well as investments in which members of my FAMILY/HOUSEHOLD have BENEFICIAL OWNERSHIP.

                                             Signed:  __________________________
                                             Date:    __________________________

APPENDIX A - INITIAL REPORT OF ALL COVERED SECURITIES
-----------------------------------------------------

Name of ACCESS PERSON:  ___________________________________



Title/Description of COVERED SECURITIES           Number of Shares (or Principal
                                                  Amount, if not a stock)

---------------------------------------- ---------------------------------------

---------------------------------------- ---------------------------------------

---------------------------------------- ---------------------------------------

---------------------------------------- ---------------------------------------

---------------------------------------- ---------------------------------------

---------------------------------------- ---------------------------------------

---------------------------------------- ---------------------------------------

---------------------------------------- ---------------------------------------

---------------------------------------- ---------------------------------------

---------------------------------------- ---------------------------------------

---------------------------------------- ---------------------------------------

---------------------------------------- ---------------------------------------

Note:  Please use additional sheets as needed ;AND/OR.

[    ]  PLEASE SEE ATTACHED  BROKERAGE  STATEMENTS FOR A COMPLETE  LISTING OF MY
        ACCOUNTS AND HOLDINGS.

                                       BACK BAY  ADVISORS, L.P. - CODE OF ETHICS

                      FORM B - QUARTERLY TRANSACTION REPORT

NOTE: THIS FORM MUST BE COMPLETED BY ALL ACCESS PERSONS AND FILED WITH THE COMPLIANCE OFFICER NO LATER THAN 10 DAYS AFTER THE END OF MARCH, JUNE, SEPTEMBER AND DECEMBER OF EACH YEAR. TERMS IN BOLDFACE TYPE HAVE THE MEANINGS SET FORTH IN THE CODE.

Name of ACCESS PERSON:  ___________________________________________________

Reporting Period/Calendar Quarter End Date:  ______________________________

Date received by COMPLIANCE OFFICER:  _____________________________________

TRANSACTIONS REPORT (CHECK ONE OF THE FOLLOWING THREE BOXES):
-------------------------------------------------------------


[    ]  There  were no  transactions  in  COVERED  SECURITIES  during  the  most recently completed calendar quarter in which I, or any member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP.

[    ]  Attached as APPENDIX B is a complete list of all transactions in COVERED
        SECURITIES during the most recently completed calendar quarter in which I, and/or any member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP.

[    ]  Attached are  duplicate  broker  confirmations  of all  transactions  in
        COVERED SECURITIES during the most recently completed calendar quarter in which I, and/or any member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP.

NEW SECURITIES ACCOUNTS (CHECK ONE OF THE FOLLOWING TWO BOXES):
---------------------------------------------------------------


[    ]  Neither I, nor any member of my  FAMILY/HOUSEHOLD,  established  any new accounts during the most recent calendar quarter with brokers, dealers or banks in which securities (including securities which are not COVERED SECURITIES) are held, and with respect to which I, and/or any member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP.

[    ]  During  the most  recent  calendar  quarter,  I  and/or  a member  of my
        FAMILY/HOUSEHOLD established the following account(s) with brokers, dealers or banks in which securities are held, and with respect to which I, and/or any member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP:

NAME(S) AND ADDRESS(ES)
-----------------------
OF INSTITUTION(S)            ACCOUNT NUMBER(S)                NAME(S) ON ACCOUNT
--------------------------------------------------------------------------------





Quarterly Certification
-----------------------

I hereby certify that during the quarter covered by this report I complied with all applicable requirements of the Code, and have reported to the COMPLIANCE OFFICER all transactions required to be reported under the Code. All information provided in this Form B is true and complete to the best of my knowledge.

                                             Signed:  __________________________

                                             Date:    __________________________

APPENDIX B - COMPLETE LIST OF TRANSACTIONS IN COVERED SECURITIES DURING MOST
----------------------------------------------------------------------------
RECENT CALENDAR QUARTER
-----------------------


Name of ACCESS PERSON:  ____________________________________

Reporting Period/Calendar Quarter:  ________________________

Date received by COMPLIANCE OFFICER:  ______________________

[    ]  I HAVE  DISCLOSED  BELOW A COMPLETE LIST OF ALL BROKERAGE  ACCOUNTS THAT
        EFFECTED TRANSACTIONS DURING THE PERIOD.

--------------------------------------------------------------------------------
                                                           RECEIPT OF DUPLICATE
                                                                 STATEMENTS
                                         TRANSACTIONS    CONFIRMED BY COMPLIANCE
NAME OF BROKERAGE ACCOUNTS                IN ACCOUNT?            OFFICER?
                                            YES/NO                YES/NO
--------------------------------------------------------------------------------
1.
--------------------------------------------------------------------------------
2.
--------------------------------------------------------------------------------
3.
--------------------------------------------------------------------------------
4.
--------------------------------------------------------------------------------
5.
--------------------------------------------------------------------------------

IF AN ACCOUNT'S DUPLICATE  STATEMENTS AND CONFIRMS ARE NOT CURRENTLY RECEIVED BY
THE  COMPLIANCE  OFFICER,  PLEASE  LIST  ALL  OUTSTANDING   TRANSACTIONS  BELOW,
INCLUDING THOSE HELD IN PHYSICAL FORM:



                  TYPE         TITLE OF                                                               INSTITUTION
                 (E.G.,      SECURITIES                                 RATE/MATURITY                THROUGH WHICH
 TRANSACTION     PURCHASE,   -----------     NUMBER       PRINCIPAL         DATE                      TRANSACTION
    DATE          SALE)      AND CUSIP      OF SHARES      AMOUNT      (IF APPLICABLE)    PRICE         EFFECTED
------------    ---------    -----------    ---------     ---------    ---------------    -----      --------------

------------    ---------    -----------    ---------     ---------    ---------------    -----      --------------

------------    ---------    -----------    ---------     ---------    ---------------    -----      --------------

------------    ---------    -----------    ---------     ---------    ---------------    -----      --------------

------------    ---------    -----------    ---------     ---------    ---------------    -----      --------------

------------    ---------    -----------    ---------     ---------    ---------------    -----      --------------

------------    ---------    -----------    ---------     ---------    ---------------    -----      --------------

------------    ---------    -----------    ---------     ---------    ---------------    -----      --------------

------------    ---------    -----------    ---------     ---------    ---------------    -----      --------------


Note:  Please use additional sheets as needed

                                        BACK BAY ADVISORS, L.P. - CODE OF ETHICS

      FORM C - ANNUAL CODE OF ETHICS CERTIFICATION; ANNUAL HOLDINGS REPORT
      --------------------------------------------------------------------

NOTE: THIS FORM MUST BE COMPLETED BY ALL ACCESS PERSONS AND FILED WITH THE COMPLIANCE OFFICER NO LATER THAN JANUARY 30 OF EACH YEAR. TERMS IN BOLDFACE TYPE HAVE THE MEANINGS SET FORTH IN THE CODE.


Name of ACCESS PERSON:  ______________________________________
Calendar Year Covered by this Report:  _______________________
Date received by COMPLIANCE OFFICER:  ________________________

ANNUAL CERTIFICATION
--------------------

I hereby certify that during the year covered by this report I complied with all applicable requirements of the Code, and have reported to the COMPLIANCE OFFICER all transactions required to be reported under the Code.

Annual Holdings Report (check ONE of the following two boxes):
--------------------------------------------------------------

[   ]   As of December 31, neither I, nor any member of my FAMILY/HOUSEHOLD, had
        BENEFICIAL OWNERSHIP of any COVERED SECURITIES.

[   ]   Attached as APPENDIX C is a complete  list of all COVERED  SECURITIES in which I, and/or any member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP as of December 31.

ACCOUNTS  WITH  BROKERS,  DEALERS  AND/OR BANKS (CHECK ONE OF THE  FOLLOWING TWO
--------------------------------------------------------------------------------
BOXES):
-------

[   ]   Neither I, nor any member of my  FAMILY/HOUSEHOLD,  as of  December  31,
        ________, had any accounts with brokers, dealers or banks in which any securities (including securities which are not COVERED SECURITIES) were held and with respect to which I, or a member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP.

[   ]   All accounts that I and/or any member of my FAMILY/HOUSEHOLD maintained, as of December 31, _________, with brokers, dealers or banks in which securities (including securities which are not COVERED SECURITIES) were held and with respect to which I, and/or any member of my FAMILY/HOUSEHOLD, had BENEFICIAL OWNERSHIP are listed below:

NAME(S) AND ADDRESS(ES)
-----------------------
OF INSTITUTION(S)           ACCOUNT NUMBER(S)                 NAME(S) ON ACCOUNT
--------------------------------------------------------------------------------



        All information provided in this Form C is true and complete to the best of my knowledge.

                                            Signed:  ___________________________
                                            Date:    ___________________________

Appendix C - Annual Report of all COVERED SECURITIES
----------------------------------------------------

Name of Access Person:  ___________________________________


Date received by Compliance Officer:  _____________________________



--------------------------------------------------------------------------------
Title/Description of COVERED SECURITIES     Number of Shares    Principal Amount
--------------------------------------------------------------------------------

---------------------------------------     ----------------    ----------------

---------------------------------------     ----------------    ----------------

---------------------------------------     ----------------    ----------------

---------------------------------------     ----------------    ----------------

---------------------------------------     ----------------    ----------------

---------------------------------------     ----------------    ----------------

---------------------------------------     ----------------    ----------------

---------------------------------------     ----------------    ----------------

--------------------------------------------------------------------------------

Note: All information should be reported as of December 31 of the CURRENT YEAR. Please use additional sheets as needed.


Note:   Please use additional sheets as needed; AND/OR.
                                                -------

[    ]  PLEASE  SEE  ATTACHED BROKERAGE  STATEMENTS FOR A COMPLETE LISTING OF MY
        ACCOUNTS AND HOLDINGS.